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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a "Signatory") of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints Paolo Pucci, Peter S. Lawrence and Robert J. Connaughton, Jr. (each, an "Agent," and collectively, "Agents") or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), the registration statement relating to shelf registration of $100,000,000 of ArQule securities on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	DATE:

/s/ PAOLO PUCCI Paolo Pucci	May 4, 2010
/s/ PETER S. LAWRENCE Peter S. Lawrence	May 4, 2010
/s/ ROBERT. J. WEISKOPF Robert. J. Weiskopf	May 4, 2010
/s/ PATRICK J. ZENNER Patrick J. Zenner	April 30, 2010
/s/ TIMOTHY C. BARABE Timothy C. Barabe	May 3, 2010
/s/ RONALD M. LINDSAY Ronald M. Lindsay	May 4, 2010
/s/ MICHAEL D. LOBERG Michael D. Loberg	May 4, 2010
/s/ WILLIAM G. MESSENGER William G. Messenger	May 4, 2010
/s/ NANCY A. SIMONIAN Nancy A. Simonian	May 2, 2010

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  Exhibit 24.1
POWER OF ATTORNEY